                                EXHIBITS 5.1 AND 23.1

                           Opinion of Hughes & Luce, L.L.P.

                           Consent of Hughes & Luce, L.L.P.

                                   August 26, 1997

CNET, Inc.
150 Chestnut
San Francisco, California 94111

    Re:  Registration Statement on Form S-8 for the CNET, Inc. Stock Option
    Plan

Ladies and Gentlemen:

    We have acted as special counsel to CNET, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares (the "Shares") of the Company's common stock, $.0001 par value per share, issuable upon the exercise of options (the "Options") granted pursuant to the Company's 1997 Stock Option Plan (the "Plan"). The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about August 27, 1997 (the "Registration Statement").

    In connection with this opinion, we have examined such documents and records of the Company and such statutes, regulations, and other instruments and certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

    Based on the foregoing, we are of the opinion that the Shares will be, if and when issued and paid for in accordance with the Options and the Plan, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

    We consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,



                                       HUGHES & LUCE, L.L.P.